Exhibit 99.1

              Vignette Reports Third Quarter 2006 Financial Results

       Increased Earnings Buoyed by New Customers and Release of
                     Next-Generation Web Solution


    AUSTIN, Texas--(BUSINESS WIRE)--Oct. 19, 2006--Vignette Corporation (NASDAQ:VIGN) today announced that total revenue for the third quarter of 2006 was $49.3 million, up 5% from the third quarter of 2005. Vignette also added $6.7 million in cash, cash equivalents and short term investments during the quarter, bringing the total cash, cash equivalents and short-term investments balance to $215 million.

    For the third quarter 2006, GAAP net income increased 148% year to year and non-GAAP net income increased 93% year to year. On a GAAP basis, Vignette's net income for the quarter was $3.3 million and earnings per share (EPS) was $0.11, versus $1.3 million and $0.04 in the same quarter of last year. On a non-GAAP basis, Vignette's net income for the quarter was $5.7 million and EPS was $0.19, versus $3.0 million of net income and EPS of $0.10 in the same quarter of last year.

    Non-GAAP results generally exclude purchased in-process research and development, acquisition-related charges, stock option expense, amortization expense for certain intangible assets, and one-time charges and gains. One-time charges and gains generally relate to business restructuring, investment and fixed asset impairment. A reconciliation of net income calculated in accordance with GAAP and non-GAAP net income is provided in the tables immediately following the condensed consolidated balance sheets and a further description of non-GAAP adjustments can be found under the caption 'Non-GAAP Financial Information' below.

    "We showed good progress and results during the quarter," said Mike Aviles, president and chief executive officer at Vignette. "We are excited about our new customers, our new product releases and the recent additions to the team. We welcome the recognition we are getting in the marketplace."

    New Business

    Vignette recognized orders from new and existing customers during the quarter including AstraZeneca, Australia Post, Autobytel, Behr Process Corporation, British Airports Authority, Deloitte Touche Tohmatsu, Educational Testing Service, Hachette Filipacchi Media, Middle East Broadcasting, National Instruments, News Interactive, North Carolina State Employees Credit Union, Playboy Enterprises Inc., Quality Care Solutions Inc., Skipton Building Society and Synovus.

    Vignette Releases Next-Generation Web Solution

    During the quarter, Vignette released its highly acclaimed Next-Generation Web solution. The latest version of Vignette Content Management features significant publishing enhancements, robust search functionality, world-class performance and scalability. Vignette's unique content contribution application also enables faster input and alteration of content. These software enhancements are helping organizations improve their online customer interactions and build stronger brand loyalty through dynamic delivery of personalized, persuasive content to multiple channels and devices.

    Alex Shootman to Lead Global Sales and Services

    Vignette announced Alex Shootman will join the company as senior vice president of Worldwide Sales and Services, effective October 20, 2006. Prior to joining Vignette, Shootman served as executive vice president of Worldwide Sales and Marketing at TeleTech and was responsible for all revenue-generating and market-facing activities at the global business process outsourcing company. Prior to TeleTech, Shootman held the position of vice president of Sales and Services for the Americas region at BMC. At BMC, Shootman was responsible for sales, pre-sales, professional services and customer support.

    Vignette Village

    Vignette Village, our annual user group conference, is being held October 23, 2006 in Austin, Texas. Village sponsors represent some of the world's most influential and important technology companies, including Hewlett-Packard, Sun Microsystems and Microsoft. Keynote speakers at this year's event include representatives of NASA and Wells Fargo. More than half of the nearly 100 Village sessions will be led by customers and partners, including Bank of America, CNA Insurance, Internal Revenue Service, Kaiser Foundation Hospitals, and Mercedes-Benz USA. This event follows a successful Vignette Village in Sydney, Australia. Vignette Village EMEA is scheduled for late November in Barcelona, Spain.

    Industry Recognition

    Vignette received recognition by a number of industry analysts for showing momentum in company direction, growth and product innovation. Vignette was also recognized for its strategy and vision in enterprise content management and was very pleased with its positioning in the recently published Gartner Magic Quadrant for Enterprise Content Management 2006. Additionally Vignette Content Management was recognized for its significant product enhancements and unique integration with Vignette Portal. Also of note was a very positive report by Ovum on the capabilities of the new Vignette Content Management release.

    4Q 2006 Financial Outlook

    Vignette currently anticipates fourth quarter 2006 revenue to be between $48 million and $53 million. Fourth quarter 2006 GAAP net income is currently expected to be between $0.09 and $0.17 per share on a fully diluted basis. On a non-GAAP basis, excluding the charges detailed below in the 'Non-GAAP Financial Information' section, the company expects fourth quarter 2006 net income to be between $0.18 and $0.25 per share on a fully diluted basis. For a discussion of factors that could cause actual results to differ materially from these targets, see 'Forward-Looking Statements' below.

    Conference Call Details

    Vignette will host a conference call and live webcast regarding its third quarter financial results at 8:00 a.m. EDT on Thursday, October 19, 2006. To access the webcast, visit the Investor Relations section of Vignette's website. If you are not able to access the live webcast, dial-in information is as follows:

    Dial-in number: 888-275-3515

    Call title: Vignette Financial Results

    The webcast and conference call will be archived and available for replay from Thursday, October 19, 2006, at 9:00 a.m. EDT to Sunday, November 19, at 11:59 p.m. EST. The replay information is as follows:

    Toll-free number: 800-642-1687

    International number: 706-645-9291

    Access code: 3831567

    Non-GAAP Financial Information

    Vignette believes non-GAAP financial information provides a more accurate representation of the company's financial performance and uses non-GAAP information internally to evaluate and manage the company's operations. The presentation of this additional information is not a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

    About Vignette Corp.

    For more than 10 years, Vignette has helped organizations worldwide transform their content from a liability to an asset. Vignette's family of Enterprise Content Management solutions lets these organizations leverage their records, documents, Web pages, images, multimedia and other unstructured content to create new opportunities, expand profits, manage their risk and realize greater savings and efficiencies. Vignette is headquartered in Austin, Texas with local operations worldwide. Visit www.vignette.com.

    FORWARD-LOOKING STATEMENTS

    This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements included in this document are based upon information available to Vignette as of the date hereof, and Vignette assumes no obligation to update any such forward-looking statement.

    Vignette and the V Logo are trademarks or registered trademarks of Vignette Corp. in the United States and other countries.

    All other names are the trademarks or registered trademarks of their respective companies.

    The Magic Quadrant for Enterprise Content Management, 2006 is copyrighted October 11, 2006 by Gartner, Inc. and is reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner's analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the "Leaders" quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.



                         VIGNETTE CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                            September 30, December 31,
                                                2006          2005
                                            ------------- ------------
                   ASSETS                    (unaudited)
Current Assets:
 Cash, cash equivalents and short-term
  investments                                   $214,995     $197,057
 Accounts receivable, net                         35,497       38,610
 Prepaid expenses & other current assets           8,726        7,828
                                            ------------- ------------

 Total current assets                            259,218      243,495

 Property and equipment, net                       7,469        8,191

 Investments - other                               7,965        8,288
 Intangible assets, net                          148,171      154,746
 Other assets                                      1,769        2,441
                                            ------------- ------------
 Total assets                                   $424,592     $417,161
                                            ============= ============

  LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Accounts payable & accrued expenses             $32,334      $35,757
 Deferred revenue                                 35,514       34,306
 Other current liabilities                         8,707        8,113
                                            ------------- ------------

 Total current liabilities                        76,555       78,176

 Deferred revenue - less current portion           2,660        4,553
 Long-term liabilities - less current
  portion                                          3,467        4,323
                                            ------------- ------------

 Total liabilities                                82,682       87,052
                                            ------------- ------------

 Stockholders' equity                            341,910      330,109
                                            ------------- ------------

    Total liabilities and stockholders'
     equity                                     $424,592     $417,161
                                            ============= ============




                         VIGNETTE CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)


                                 Three Months Ended  Nine Months Ended
                                    September 30,      September 30,
                                 ------------------  -----------------
                                   2006      2005      2006     2005
                                 --------  --------  -------- --------
                                    (Unaudited)         (Unaudited)
Revenue:
  Product license                $16,351   $16,822   $47,153  $50,262
  Services                        32,951    30,354    97,843   89,549
                                 --------  --------  -------- --------

Total revenue                     49,302    47,176   144,996  139,811

Cost of revenue:
  Product license                    495       706     1,831    2,383
  Amortization of acquired
   technology                      1,254     1,240     3,763    5,013
  Services                        15,131    14,396    44,845   40,928
                                 --------  --------  -------- --------

Total cost of revenue             16,880    16,342    50,439   48,324
                                 --------  --------  -------- --------

Gross profit                      32,422    30,834    94,557   91,487

Operating expenses:
  Research and development         8,509     7,954    25,658   25,161
  Sales and marketing             17,655    17,219    53,218   49,717
  General and administrative       4,569     4,849    13,710   14,973
  Purchased in-process research
   and development, acquisition-
   related and other charges          --        --        --      270
  Business restructuring charges
   (benefit)                         (32)     (778)      234   (2,889)
  Amortization of intangible
   assets                            938     1,279     2,813    3,837
                                 --------  --------  -------- --------

Total operating expenses          31,639    30,523    95,633   91,069
                                 --------  --------  -------- --------

Income (loss) from operations        783       311    (1,076)     418

Other income, net                  2,769     1,551     7,820   18,910
                                 --------  --------  -------- --------

Income before income taxes         3,552     1,862     6,744   19,328

Provision for income taxes           274       542     1,240    1,829
                                 --------  --------  -------- --------

Net income                        $3,278    $1,320    $5,504  $17,499
                                 ========  ========  ======== ========


Basic net income per share         $0.11     $0.05     $0.19    $0.60
                                 ========  ========  ======== ========

Diluted net income per share       $0.11     $0.04     $0.18    $0.59
                                 ========  ========  ======== ========

Shares used in computing net
 income per share:
  Basic                           29,759    29,283    29,628   29,102
  Diluted                         29,873    29,852    29,847   29,692




                         VIGNETTE CORPORATION
           CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP
                (in thousands, except per share data)

                                  Three Months Ended Nine Months Ended
                                     September 30,     September 30,
                                  ------------------ -----------------
                                    2006      2005     2006     2005
                                  --------  -------- -------- --------
                                     (Unaudited)        (Unaudited)
Revenue:
  Product license                 $16,351   $16,822  $47,154  $50,262
  Services                         32,951    30,354   97,842   89,549
                                  --------  -------- -------- --------

Total revenue                      49,302    47,176  144,996  139,811

Cost of revenue:
  Product license                     495       706    1,831    2,383
  Services                         15,051    14,396   44,544   40,928
                                  --------  -------- -------- --------

Total cost of revenue              15,546    15,102   46,375   43,311
                                  --------  -------- -------- --------

Non-GAAP gross profit (a)(c)       33,756    32,074   98,621   96,500

Operating expenses:
   Research and development         8,450     7,954   25,461   25,161
   Sales and marketing             17,672    17,219   52,738   49,717
   General and administrative       4,320     4,849   12,970   14,973
                                  --------  -------- -------- --------

Total operating expenses           30,442    30,022   91,169   89,851
                                  --------  -------- -------- --------

Non-GAAP income from operations
 (a)(b)(c)                          3,314     2,052    7,452    6,649

Other income, net (d)               2,697     1,470    7,225    3,619
                                  --------  -------- -------- --------

Non-GAAP income before income
 taxes (a)(b)(c)(d)                 6,011     3,522   14,677   10,268

Provision for income taxes            274       542    1,240    1,829
                                  --------  -------- -------- --------

Non-GAAP net income (a)(b)(c)(d)   $5,737    $2,980  $13,437   $8,439
                                  ========  ======== ======== ========


Non-GAAP basic net income per
 share (a)(b)(c)(d)                 $0.19     $0.10    $0.45    $0.29
                                  ========  ======== ======== ========

Non-GAAP diluted net income per
 share (a)(b)(c)(d)                 $0.19     $0.10    $0.45    $0.28
                                  ========  ======== ======== ========

Shares used in computing non-GAAP
 net income per share:
  Basic                            29,759    29,283   29,928   29,102
  Diluted                          29,873    29,852   29,847   29,692


Supplemental Data (a)(b)(c)(d):

(a) For the three months ended September 30, 2006 and 2005, excludes amortization of technology acquired in the Tower Technology, Inc., Epicentric, Inc. and Intraspect Software, Inc. business combinations ($1.3M and $1.2M, respectively). For the nine months ended September 30, 2006 and 2005 excludes amortization of technology acquired in the Tower Technology, Inc. Epicentric, Inc. and Intraspect Software, Inc. business combinations ($3.8M and $5.0M, respectively).

(b) For the three months ended September 30, 2006 and 2005, excludes:
 (1) business restructuring benefits ($32 thousand and $778 thousand, respectively); and (2) amortization of intangible assets ($0.9 M and $1.3M), respectively. For the nine months ended September 30, 2006 and 2005, excludes: (1) purchased in-process research and development, acquisition-related and other charges ($0.0M and $0.3M, respectively) (2) business restructuring charges (benefits) ($234 thousand and ($2.9M), respectively); and (3) amortization of intangible assets ($2.8M and $3.8M, respectively).

(c) For the three months ended September 30, 2006 and 2005, excludes stock option expense (credit) related to: (1) cost of revenue services ($80 thousand and $0, respectively); (2) research and development ($59 thousand and $0, respectively); (3) sales and marketing credit ($17 thousand and $0, respectively); and (4) general and administrative ($249 thousand and $0, respectively). For the nine months ended September 30, 2006 and 2005, excludes stock option expense (credit) related to: (1) cost of revenue services ($297 thousand and $0, respectively); (2) research and development ($197 thousand and $0, respectively); (3) sales and marketing ($484 thousand and $0, respectively); and (4) general and administrative ($740 thousand and $0, respectively).

(d) For the three months ended September 30, 2006 excludes $72 thousand for a lease benefit. For the nine months ended September 30, 2006 excludes other income of $523 thousand for the release of liability recorded for the Tower Technology acquisition. For the three months ended September 30, 2005 excludes gains on the sale of equity investments of $81 thousand. For the nine months ended September 30, 2005 excludes gains on the sale of equity investments of $15.3M.

Note : To supplement our consolidated financial statements presented in GAAP, Vignette uses non-GAAP measures of gross profit, operating income (loss), income before income taxes, net income and net income per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user's overall understanding of our financial performance.



    CONTACT: Vignette Corporation, Austin
             Investor Contact:
             Pat Kelly, 512-741-4727
             Chief Financial Officer
             pat.kelly@vignette.com
             or
             Media Contact:
             David Tishgart, 512-741-4871
             Senior Manager, Public Relations
             david.tishgart@vignette.com